Exhibit 99.1



          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
       OF TSFG AND GULF WEST AT AND FOR THE SIX MONTHS ENDED JUNE 30, 2002
                    AND FOR THE YEAR ENDED DECEMBER 31, 2001

         The following unaudited pro forma combined financial information and explanatory notes are presented to show the impact of the merger on our companies' historical financial positions and results of operations under the purchase method of accounting. Under this method of accounting, the assets and liabilities of the company not surviving the merger are, as of the effective date of the merger, recorded at their respective fair values and added to those of the surviving corporation. The unaudited pro forma combined condensed financial information combines the historical financial information of TSFG and Gulf West at and for the six months ended June 30, 2002, and for the year ended December 31, 2001. The unaudited pro forma combined condensed balance sheet at June 30, 2002 assumes the merger was consummated on that date. The unaudited pro forma combined condensed statements of income give effect to the merger as if the merger had been consummated at the beginning of each period presented.

         The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the actual results that would have occurred if the merger had been consummated during the period or as of the date for which the pro forma data is presented, nor is it necessarily indicative of future results. The pro forma data does not reflect any potential benefits from potential cost savings or synergies expected to be achieved following the merger. The pro forma fair values for assets and liabilities are subject to change as a result of final valuation analyses and include no adjustments for evaluation of credit risk, principally related to loans, which may be impacted by TSFG's plan to reclassify certain Gulf West loans from loans held for investment to loans held for sale. In addition, the pro forma data assumes no changes to the combined capitalization, such as increases in long-term debt or the repurchase of shares issued in connection with the merger.

         The unaudited pro forma combined condensed financial information is based on and should be read in conjunction with the historical consolidated financial statements and the related notes of both TSFG and Gulf West, which are incorporated in this document by reference.


                              THE SOUTH FINANCIAL GROUP, INC. AND GULF WEST BANKS, INC.
                                UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                               (dollars in thousands)

The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of TSFG and Gulf West assuming the companies had been combined as of June 30, 2002, on a purchase accounting basis.

                                                                        June 30, 2002
                                            -------------------------------------------------------
                                                              Gulf         Pro Forma     Pro Forma
                                                  TSFG        West         Adjustments    Combined
                                                  ----        ----         -----------    --------
Assets
Cash and due from banks (Note 4)               $ 137,925     $ 15,072       $ (36,705)    $116,292
Interest-bearing bank balances                    40,532       35,231               -       75,763
Securities
   Trading                                         2,244            -               -        2,244
   Available for sale (Note 4)                 1,575,324      130,036              62    1,705,422
   Held to maturity                               79,671            -               -       79,671
                                              ----------    ---------        --------   ----------
         Total securities                      1,657,239      130,036              62    1,787,337
                                              ----------    ---------        --------   ----------
Loans
   Loans held for sale                            19,636            -               -       19,636
   Loans held for investment                   3,915,405      317,179           2,194    4,234,778
   Allowance for loan losses                     (46,985)      (3,751)             -       (50,736)
                                              ----------    ---------        --------   ----------
         Net loans                             3,888,056      313,428           2,194    4,203,678
                                              ----------    ---------        --------   ----------
Premises and equipment, net                      112,992       12,771           4,533      130,296
Accrued interest receivable                       38,242        2,282               -       40,524
Intangible assets                                 96,554        1,282          79,653      177,489
Other assets                                     193,957       16,834               -      210,791
                                              ----------    ---------        --------   ----------
                                              $6,165,497    $ 526,936        $ 49,737   $6,742,170
                                              ==========    =========        ========   ==========

Liabilities and shareholders' equity
Liabilities
   Deposits
      Noninterest-bearing                      $ 553,579     $ 86,744             $ -     $640,323
      Interest-bearing (Note 4)                3,170,038      325,057           1,094    3,496,189
                                              ----------   ----------       ---------   ----------
         Total deposits                        3,723,617      411,801           1,094    4,136,512
                                              ----------   ----------       ---------   ----------
   Federal funds purchased and repurchase
      agreements                               1,299,898       20,000               -    1,319,898
   Other borrowed funds                          439,374       48,320               -      487,694
   Subordinated notes                             37,344            -               -       37,344
   Trust preferred debt                           31,000            -               -       31,000
   Accrued interest payable                       25,406            -               -       25,406
   Other liabilities (Note 4)                     50,249        1,969          10,895       63,113
                                              ----------   ----------       ---------   ----------
      Total liabilities                        5,606,888      482,090          11,989    6,100,967
                                              ----------   ----------       ---------   ----------
Minority interest in consolidated subsidiary      86,471            -               -       86,471
                                              ----------   ----------       ---------   ----------
Shareholders' equity
   Preferred stock                                     -            -               -            -
   Common stock (Notes 2 and 4)                   40,342        8,004          (4,078)      44,268
   Surplus (Note 4)                              290,685       31,080          49,814      371,579
   Retained earnings (Note 4)                    132,741        4,527          (6,753)     130,515
   Guarantee of employee stock ownership plan
     debt and nonvested restricted stock          (1,624)           -               -       (1,624)
   Accumulated other comprehensive income,
     net of tax (Note 4)                           9,994        1,235          (1,235)       9,994
                                              ----------    ---------        --------   ----------
         Total shareholders' equity              472,138       44,846          37,748      554,732
                                              ----------    ---------        --------   ----------
                                              $6,165,497    $ 526,936        $ 49,737   $6,742,170
                                              ==========    =========        ========   ==========

      See notes to the unaudited pro forma combined financial information.

                                THE SOUTH FINANCIAL GROUP, INC. AND GULF WEST BANKS, INC.
                               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                       (dollars in thousands, except share data)

The following unaudited pro forma combined condensed statement of income combines the consolidated historical statements of income of TSFG and Gulf West assuming the companies had been combined as of January 1, 2002, on a purchase accounting basis.

                                                           Six Months Ended June 30, 2002
                                                -------------------------------------------------------
                                                                   Gulf        Pro Forma      Pro Forma
                                                      TSFG         West       Adjustments     Combined
                                                      ----         ----       -----------     --------
Interest income
Interest and fees on loans (Note 5)                $ 131,929    $ 12,005          $ (183)    $ 143,751
Interest and dividends on securities:
   Taxable (Note 5)                                   42,784       3,355              (5)       46,134
   Exempt from Federal income taxes                    2,155         167               -         2,322
                                                   ---------    --------          ------     ---------
      Total interest and dividends on securities      44,939       3,522              (5)       48,456
   Interest on short-term investments                    687         250               -           937
                                                   ---------    --------          ------     ---------
      Total interest income                          177,555      15,777             (188)     193,144
                                                   ---------    --------          -------    ---------
Interest expense
Interest on deposits (Note 5)                         42,829       3,637            (547)       45,919
Interest on borrowed funds                            26,690       1,052               -        27,742
                                                   ---------    --------          ------     ---------
   Total interest expense                             69,519       4,689            (547)       73,661
                                                   ---------    --------          ------     ---------
   Net interest income                               108,036      11,088             359       119,483
Provision for loan losses                             12,482         375               -        12,857
                                                   ---------    --------          ------     ---------
   Net interest income after provision
      for loan losses                                 95,554      10,713             359       106,626
Noninterest income                                    25,275       1,878               -        27,153
Noninterest expenses (Note 5)                         75,926       7,809             948        84,683
                                                   ---------    --------          ------     ---------
   Income before income taxes and minority
      interest                                        44,903       4,782            (589)       49,096
Income taxes (Note 5)                                 14,590       1,659            (206)       16,043
                                                   ---------    --------          ------     ---------
   Income before minority interest                    30,313       3,123            (383)       33,053
Minority interest in consolidated subsidiary,
   net of tax                                         (1,186)          -               -        (1,186)
                                                   ---------    --------          ------     ---------
Net income                                          $ 29,127    $  3,123          $ (383)     $ 31,867
                                                   =========    ========          ======     =========

Average common shares outstanding:
   Basic (Note 6)                                 40,699,166   7,954,110      (4,062,047)   44,591,229
   Diluted (Note 6)                               41,646,176   8,209,376      (4,140,643)   45,714,909

Per common share:
Net income, basic                                     $ 0.72      $ 0.39             $ -        $ 0.71
Net income, diluted                                   $ 0.70      $ 0.38             $ -        $ 0.70

         See notes to the unaudited pro forma combined financial information.

                                THE SOUTH FINANCIAL GROUP, INC. AND GULF WEST BANKS, INC.
                               UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                        (dollars in thousands, except share data)

The following unaudited pro forma combined condensed statement of income combines the consolidated historical statements of income of TSFG and Gulf West assuming the companies had been combined as of January 1, 2002, on a purchase accounting basis.

                                                                  YEAR ENDED DECEMBER 31, 2001
                                                    -------------------------------------------------------
                                                                      GULF         PRO FORMA     PRO FORMA
                                                          TSFG        WEST        ADJUSTMENTS    COMBINED
                                                          ----        ----        -----------    --------
Interest income
Interest and fees on loans (Note 5)                    $ 311,759   $ 27,101          $ (366)     $ 338,494
Interest and dividends on securities:
   Taxable (Note 5)                                       65,381      5,577             (10)        70,948
   Exempt from Federal income taxes                        4,025        264               -          4,289
                                                       ---------   --------          ------      ---------
      Total interest and dividends on securities          69,406      5,841             (10)        75,237
   Interest on short-term investments                      1,383        616               -          1,999
                                                       ---------   --------          ------      ---------
      Total interest income                              382,548     33,558            (376)       415,730
                                                       ---------   --------          -------     ---------
Interest expense
Interest on deposits (Note 5)                            144,858     11,934          (1,094)       155,698
Interest on borrowed funds                                52,466      2,115               -         54,581
                                                       ---------   --------          ------      ---------
   Total interest expense                                197,324     14,049          (1,094)       210,279
                                                       ---------   --------          ------      ---------
   Net interest income                                   185,224     19,509             718        205,451
Provision for loan losses                                 22,045        761               -         22,806
                                                       ---------   --------          ------      ---------
   Net interest income after provision for
      loan losses                                        163,179     18,748             718        182,645
Noninterest income                                        53,827      3,981               -         57,808
Noninterest expenses (Note 5)                            148,504     15,019           1,895        165,418
                                                       ---------   --------          ------      ---------
   Income before income taxes, minority interest,
      extraordinary item, and cumulative effect
      of change in accounting principle                   68,502      7,710          (1,177)        75,035
Income taxes (Note 5)                                     23,571      2,669            (412)        25,828
                                                       ---------   --------          ------      ---------
   Income before minority interest, extraordinary
      item, and cumulative effect of change in
      accounting principle                                44,931      5,041            (765)        49,207
Minority interest in consolidated subsidiary,
      net of tax                                          (1,364)         -               -         (1,364)
                                                       ---------   --------         -------      ---------
Income before extraordinary item and cumulative
   effect of change in accounting principle            $  43,567   $  5,041         $  (765)     $  47,843
                                                       =========   ========         =======      =========

Average common shares outstanding:
   Basic (Note 6)                                     42,098,395  7,845,911      (4,006,791)    45,937,515
   Diluted (Note 6)                                   42,823,513  7,982,042      (4,048,706)    46,756,849

Per common share:
Income before extraordinary item and cumulative
   effect of change in accounting principle, basic        $ 1.04     $ 0.64             $ -         $ 1.04
                                                          ======     ======             ====        ======
Income before extraordinary item and cumulative
   effect of change in accounting principle, diluted      $ 1.02     $ 0.63             $ -         $ 1.02
                                                          ======     ======             ====        ======

      See notes to the unaudited pro forma combined financial information.

      THE SOUTH FINANCIAL GROUP AND SUBSIDIARIES AND GULF WEST BANKS, INC. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) The acquisition will be accounted for using the purchase method of accounting, and accordingly, the assets and liabilities of Gulf West will be recorded at their respective fair values as of August 31, 2002.

     The pro forma financial information includes estimated adjustments to record certain assets and liabilities of Gulf West at their respective fair values. The pro forma adjustments included herein are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of Gulf West, such as long-term debt, will also be subject to adjustment to their respective fair values. Pending more detailed analyses, no pro forma adjustments are included herein for these assets and liabilities.

     TSFG plans to reclassify certain Gulf West loans from loans held for investment to loans held for sale. Final determination of such reclassifications have not been determined and are excluded from the pro forma adjustments.

     The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair values of Gulf West's tangible and identifiable intangible assets and liabilities as of August 31, 2002. Any change in the fair value of the net assets of Gulf West will change the amount of the purchase price allocable to goodwill. Additionally, changes to Gulf West's shareholders' equity including net income after June 30, 2002, through August 31, 2002, will also change the amount of goodwill recorded. In addition, the final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

(2) The pro forma financial information for the merger is included only as of and for the six months ended June 30, 2002, and for the year ended December 31, 2001. The pro forma adjustments in the pro forma financial statements reflect the issuance of 3,925,890 shares of TSFG common stock and payment of $32,400,178 in cash in exchange for all the outstanding shares of Gulf West common stock. The agreement provides for the issuance of 4,465,141 shares of TSFG common stock. The difference between the 4,465,141 shares issuable and the 3,925,890 shares assumed to be issued for Gulf West common stock are issuable in connection with Gulf West's stock option plan. The fair value of the shares issuable under the Gulf West stock option plan is reflected in the purchase price calculation. In addition, approximately 12,262 shares are assumed to be issued for Gulf West's employee stock purchase plan, and the associated fair value is reflected in the purchase price calculation. The unaudited pro forma information presented in the pro forma financial statements is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been completed at the beginning of the applicable periods presented, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

     The pro forma financial information reflects the payment of $32,400,178, the addition of 3,925,890 shares of TSFG common stock with an aggregate par value of $3.9 million, an increase in surplus of $74.3 million for the excess of the fair value of the shares over the par value, an increase in surplus of $6.5 million for the fair value of outstanding employee stock options, an increase in surplus of $98,000 for the fair value of shares issuable under the employee stock purchase plan, and goodwill and deposit base premium of $72.5 million and $8.4 million, respectively.

     The Gulf West stock options were exchanged for fully-vested stock options of the combined company with the number of options and option price adjusted for the exchange ratio of 0.6921. Employee stock options issued by the combined company in exchange for stock options held by employees of Gulf West were considered part of the purchase price, and accordingly, the purchase price includes the fair value of employee stock options of $6.5 million.

     The fair value of the combined company options that were issued in exchange for the Gulf West options was calculated using the Black-Scholes option pricing model. Option pricing models require the use of highly subjective assumptions, including expected stock price volatility, which when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide a reliable single measure of the fair value of employee stock options. The more significant assumptions used in estimating the fair value of the TSFG stock options to be issued in exchange for Gulf West stock options include a risk-free interest rate of 2.56%, a dividend yield of 2.6%, weighted average expected life of 3 years, and volatility of the combined company stock of 38%. Additionally, the pro forma balance sheet adjustments include payment of an estimated $2.3 million in investment banking fees; payment of an estimated $1.3 million in severance; payment of an estimated $691,000 in contract termination; accrual of an estimated $3.4 million in merger-related expenses; a $796,000 charge-off of fixed assets; an estimated net adjustment of $3.5 million to reflect net assets of Gulf West at their respective fair values; and an estimated $6.1 million to reflect the amounts allocated to liabilities assumed in the purchase business combination. The liabilities assumed in the merger consist principally of acquisition costs related to capitalized equipment and software, professional fees, contract and lease terminations, severance, and other. The merger-related expenses, which are charged to retained earnings, are for estimated costs, such as advertising, personnel training, retention program expenses, and system conversion, for both companies.

     The merger-related adjustments are not included in the pro forma statements of income since they will be recorded in the combined results of operations after completion of the merger and are not indicative of what the historical results of the combined company would have been had our companies been actually combined during the periods presented.

(3) The computation of the purchase price, the allocation of the purchase price to net assets of Gulf West based on fair values estimated at June 30, 2002, and the resulting amount of goodwill are presented below (in thousands). The exchange ratio, percent of Gulf West shares settled in stock, and per share value of TSFG common stock reflects the calculations in the merger agreement using a market value of TSFG common stock of $19.93, total TSFG stock consideration of 4,465,141 shares, and total cash consideration of $32,400,178.

Estimated purchase price
Consideration for Gulf West common shares outstanding
   Gulf West common shares outstanding (in thousands)                              8,021
   Exchange ratio                                                                 0.6921
   Percent of Gulf West shares settled in stock                                     70.7  %
                                                                                   ----
   TSFG common shares issued (in thousands)                                        3,926
   Calculated per share value of TSFG common stock                             $ 19.9138       $ 78,182
                                                                               ---------
   Cash payment                                                                                  32,400
Fair value of outstanding employee stock options                                                  6,540
Fair value of shares issuable under employee stock purchase plan                                     98
                                                                                                -------
   Total purchase price                                                                         117,220
Estimated net assets acquired
Gulf West shareholders' equity                                                    44,846
Gulf West goodwill and other intangible assets                                    (1,282)        43,564
                                                                                  ------        -------
   Excess purchase price over carrying value of net assets acquired                              73,656
Fair value adjustments:
   Investment securities                                              $  (62)
   Loan portfolio                                                     (2,194)
   Premises and equipment                                             (2,329)
   Fixed maturity deposits                                             1,094      (3,491)
                                                                      ------
Acquisition costs:
   Investment banking and professional fees                            3,549
   Contract and lease terminations                                     1,835
   Premises and equipment                                                796
   Severance                                                           1,563
   Other                                                                 500       8,243          4,752
                                                                      ------      ------
Gross amounts subject to deferred tax:
   Core deposit intangibles                                            8,424
   Fair value adjustments                                              3,491
   Acquisition related costs                                          (4,694)      7,221
                                                                      -------
   Income tax                                                                     0.3500          2,527
                                                                                  ------
Estimated core deposit intangible                                                                (8,424)
                                                                                                 ------
Estimated goodwill                                                                             $ 72,511

(4) The pro forma adjustments related to the pro forma combined condensed balance sheet at June 30, 2002, are presented below (in thousands).

                                                                           Adjustments
                                                                      Increase (Decrease)
Assets
Cash and due from banks
   Cash consideration for Gulf West common shares                      $ (32,400)
   Contract termination                                                     (691)
   Severance                                                              (1,290)
   Investment banking fees                                                (2,324)  $ (36,705)
                                                                       ---------
Available for sale securities, fair value adjustment                                      62
Loans held for investment, fair value adjustment                                       2,194
Premises and equipment, net
   Fair value adjustment                                                   2,329
   Capitalized equipment and software                                      3,000
   Fixed asset charge-offs                                                  (796)      4,533
                                                                       ---------
Intangible assets
   Purchased goodwill                                                     72,511
   Elimination of Gulf West goodwill and other intangible assets          (1,282)
   Core deposit intangibles                                                8,424      79,653
                                                                       ---------    --------
                                                                                    $ 49,737
                                                                                    ========
Liabilities and shareholders' equity
Liabilities
   Interest-bearing deposits
      Fixed maturity deposits, fair value adjustment                                $ 1,094
   Other liabilities
      Accrual for capitalized equipment and software                     $ 3,000
      Accrual for professional fees                                        1,225
      Accrual for lease and contract terminations                          1,144
      Accrual for severance                                                  273
      Accrual for other                                                      500
      Accrual for merger-related expenses (advertising, personnel training, and retention program expense, and system
         conversion)                                                       3,425
      Current income tax benefit on acquisition-related expenses
         at 35%                                                           (1,199)
      Deferred income taxes                                                2,527      10,895
                                                                         -------     -------
                                                                                      11,989
                                                                                     -------
Shareholders' equity
   Common stock
      Par value of TSFG stock issued (3,925,890 shares at
         $1 par value)                                                     3,926
      Elimination of Gulf West common stock                               (8,004)     (4,078)
                                                                         -------
   Surplus
      Value of TSFG common stock issued in excess of par                  74,256
      Fair value of outstanding employee stock options                     6,540
      Fair value of shares issuable under employee stock
         purchase plan                                                        98
      Elimination of Gulf West surplus                                   (31,080)      49,814
                                                                         -------
   Retained earnings
      Acquisition-related expenses, net of current income
         tax benefit                                                      (2,226)
      Elimination of Gulf West retained earnings                          (4,527)      (6,753)
                                                                         -------
   Accumulated other comprehensive income, net of tax
      Elimination of Gulf West accumulated other comprehensive
         income, net of tax                                                            (1,235)
                                                                                     --------
         Total shareholders' equity                                                    37,748
                                                                                     --------
                                                                                     $ 49,737
                                                                                     ========

(5) The pro forma adjustments related to the pro forma combined condensed statements of income for the six months ended June 30, 2002, and for the year ended December 31, 2001, are presented below (in thousands).

                                                                   Six Months        Year Ended
                                                                     Ended          December 31,
                                                                  June 30, 2002         2001
                                                                  -------------         ----
Interest income
Amortization of the securities and loan fair value
   adjustment over a period of six years using the
   straight-line method                                               $ (188)          $ (376)
Interest expense
Amortization of the fixed maturity deposits fair value
   adjustment over a period of one year using the
   straight-line method                                                (547)          (1,094)
                                                                      ------           ------
      Total net interest income adjustment                               359              718
                                                                      ------           ------
Noninterest expense
Amortization of the core deposit intangible over a period of
   ten years                                                             611            1,222
Depreciation expense from capitalized equipment and software related to the acquisition over a period of five years
   using the straight-line method                                        300              600
Depreciation expense from mark-up of Gulf West's premises and estimated fair value over a 12 to 40-year period equipment
   to using the straight-line method                                      37               73
                                                                      ------           ------
      Total noninterest expense adjustment                               948            1,895
                                                                      ------           ------
Decrease in income before income taxes, extraordinary item
   and cumulative effect of change in accounting principle              (589)          (1,177)
Income taxes at 35%                                                     (206)            (412)
                                                                      ------           ------
Decrease in income before extraordinary item and cumulative
   effect of change in accounting principle                           $ (383)          $ (765)
                                                                      ======           ======


(6) The pro forma computation of basic and diluted average common shares outstanding for the six months ended June 30, 2002, and for the year ended December 31, 2001, is presented below.


                                                                     Six Months      Year Ended
                                                                       Ended         December 31,
                                                                   June 30, 2002        2001
                                                                   -------------        ----
Average common shares outstanding, basic:
   TSFG average common shares outstanding, basic                    40,699,166       42,098,395
   TSFG common shares issued for Gulf West common shares:
      Gulf West average common shares outstanding, basic             7,954,110        7,845,911
      Exchange ratio                                                    0.6921           0.6921
      Percent of Gulf West shares settled in stock                       70.70%           70.70%
                                                                    ----------       ----------
      TSFG common shares issued for Gulf West common shares          3,892,063        3,839,120
                                                                    ----------       ----------
                                                                    44,591,229       45,937,515
                                                                    ==========       ==========
Average common shares outstanding, diluted:
   TSFG average common shares outstanding, diluted                  41,646,176       42,823,513
   TSFG common shares issued for Gulf West common shares             3,892,063        3,839,120
   Gulf West diluted potential common shares:
      Gulf West average common shares outstanding, diluted           8,209,376        7,982,042
      Gulf West average common shares outstanding, basic             7,954,110        7,845,911
                                                                    ----------       ----------
                                                                       255,266          136,131
      Exchange ratio                                                    0.6921           0.6921
                                                                    ----------       ----------
   Diluted potential common shares for Gulf West stock options         176,670           94,216
                                                                    ----------       ----------
                                                                    45,714,909       46,756,849
                                                                    ==========       ==========